Exhibit 99.1

Motricity Receives $20 Million Financing and Hires Advisor to

Pursue Strategic Options

BELLEVUE, Wash., September 22, 2011 — Motricity (Nasdaq: MOTR), a leading provider of mobile Internet services, today announced that it has entered into a $20 million term loan financing arrangement with High River Limited Partnership, which is beneficially owned by Carl C. Icahn, who beneficially owns approximately 14.6 percent of the Company’s outstanding shares. Motricity’s agreement with High River Limited Partnership was the product of arm’s length negotiations and was unanimously approved by the disinterested directors of the Company’s Board of Directors. A portion of the proceeds from the term loan was used to repay in full the amounts outstanding under the Company’s credit facility with Silicon Valley Bank, which had a maturity date of October 12, 2011, and that credit facility has now been terminated.

Motricity also announced that it has retained GCA Savvian Advisors to assist the Company in exploring strategic options, including a spin-off, sale or other transaction involving the Company’s carrier business and mobile marketing and advertising business. The Company is also reviewing various financing options, including a conventional longer-term financing and a rights offering. The Company does not expect the subscription price for any rights offering, if undertaken, to exceed the closing price for the Company’s common stock on the date of this release. The purpose of this additional financing would be to repay the term loan and to provide further funding for the Company and its business units. Motricity cannot assure that it will be successful in exploring, pursuing or completing any strategic or financing options.

“Motricity has a strong business model and we believe exploring strategic options will help the company deliver enhanced value for shareholders and customers,” said Jim Smith, interim chief executive officer of Motricity. “We are pleased to have secured financing that will help us achieve those goals by strengthening our balance sheet and funding growth.”

The company has not set a timetable for completion of the process of reviewing strategic and financing options, and it does not intend to comment further regarding the process unless it is otherwise determined that further disclosure is appropriate or required by law.

About Motricity, Inc.

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity’s unique combination of technology, expertise and go-to-market approach deliver definitive return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow the company on Twitter@motricity.

Safe Harbor and Forward-Looking Statements

Statements made in this release and related statements that express the Company’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements of our exploration and review of strategic and financing options. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to: uncertainty regarding the length or complexity of the process of exploring strategic or financing options; the possibility that the process will not lead to any strategic transaction or additional financing on favorable terms or at all; the potential that the process will distract the attention of our Board of Directors and management from our business; the potential that we will incur significant expenses pursuing one or more strategic or financing transactions unsuccessfully; the risk that our pursuit of strategic or financing options will impair our relationships with customers, suppliers and employees; the risk of claims or other litigation arising from our pursuit of strategic options; the potential that the pursuit of strategic or financing options will otherwise have a material adverse effect on our business, results of operations and financial condition; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

Important Information for Investors and Stockholders

The information furnished herein regarding considerations of a rights offering shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. Any such offer, if made, will be made pursuant to a prospectus included in a registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The Company cannot assure that any such registration statement will be filed with or declared effective by the SEC, or that it will proceed with the contemplated rights offering.

Motricity

Media Contact:

Meghan Graves

(425) 638-8211

Meghan.Graves@motricity.com

Investor Relations Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com